UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2018

GOPHER PROTOCOL INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	000-54530	27-0603137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices) (zip code)

424-238-4589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.01	Completion or Acquisition or Disposition of Assets
Item 2.03	Creation of Direct Financial Obligation
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2018 ( “Closing Date”), Gopher Protocol Inc. (the “Company”) entered into and closed an Asset Purchase Agreement (the “Electronic Purchase Agreement”) with Electronic Check Services Inc. (“Electronic Check”), a Missouri corporation, pursuant to which the Company purchased certain assets from Electronic Check, including, but not limited to, assets associated with software that validates written check authenticity, in consideration of $75,000 paid on the Closing Date. In addition, the Company issued 250,000 shares of common stock of the Company (the “Electronic Shares”) and warrants to purchase 250,000 shares of common stock (the “Electronic Warrants”). The Electronic Warrants were assigned by Electronic Check to Dennis Winfrey, the shareholder of Electronic Check. The Electronic Warrants are exercisable for a period of five years at a fixed exercise price of $2.70 per share and contain standard anti-dilution protection.

On April 2, 2018, the Company entered into and closed an Asset Purchase Agreement (the “Central Purchase Agreement”) with Central State Legal Services Inc. (“Central”), a Missouri corporation, pursuant to which the Company purchased certain assets from Central, including, but not limited to, assets associated with the a system to recover funds from returned checks, in consideration of $25,000 paid on the Closing Date. Derron Winfrey, the COO of the Company, is a director and President of Electronic Check and Central. Derron Winfrey’s parents are the shareholders of Check and Central.

On the Closing Date, the Company and J.I.L. Venture LLC (“JIL Venture”), a non-related party, which assisted structuring and negotiating the ECS Purchase Agreement and related asset purchase, entered a Consulting Agreement dated April 2, 2018. In consideration for the services, the Company issued JIL Venture 250,000 shares of common stock and warrants to purchase 250,000 shares of common stock exercisable for a term of five years at an exercise price of $2.70 per share.

The shares of common stock and the warrants were issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or Regulation D of the 1933 Securities Act, as amended. No advertising or general solicitation was employed in offering the securities. The offer and sale was made to an accredited investor and transfer of the common stock issued was restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements

Audited Financial Statements for Electronic Check Services Inc. for the years ended December 31, 2017 and December 31, 2016 (to be filed by amendment)

Audited Financial Statements for Central State Legal Services Inc. for the years ended December 31, 2017 and December 31, 2016 (to be filed by amendment)

(b) Pro-Forma Financial Information

Pro Forma Financial Information (to be filed by amendment)

(d) List of Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of Warrant issued to Dennis Winfrey and JIL Venture dated April 2, 2018
10.1	Asset Purchase Agreement between Gopher Protocol Inc. and Electronic Check Services Inc. dated April 2, 2018
10.2	Asset Purchase Agreement between Gopher Protocol Inc. and Central State Legal Services Inc. dated April 2, 2018
10.3	Consulting Agreement between Gopher Protocol Inc. and J.I.L. Venture LLC dated April 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gopher Protocol Inc.

By:	/s/ Gregory Bauer
Name:	Gregory Bauer
Title: CEO

Date: April 5, 2018